                                                                   EXHIBIT 99.1


FINANCIAL CONTACT:  JAMES S. GULMI  (615) 367-8325
MEDIA CONTACT:      CLAIRE S. MCCALL (615) 367-8283


                GENESCO REPORTS THIRD QUARTER SALES AND EARNINGS
            -- COMPANY REPORTS DILUTED EARNINGS PER SHARE OF $0.42;
          DISCUSSES EXPECTATIONS FOR FOURTH QUARTER AND FISCAL 2005 --


NASHVILLE, Tenn., Nov. 20, 2003 - Genesco Inc. (NYSE: GCO) today reported net earnings of $9.4 million, or $0.42 per diluted share, for the third quarter ended November 1, 2003, compared with net earnings of $10.1 million, or $0.41 per diluted share, for the third quarter last year. Net sales for the quarter were $212.5 million compared to $213.2 million for the third quarter of fiscal 2003.

         Genesco President and Chief Executive Officer Hal N. Pennington, said, "Better than expected gross margin and lower expenses enabled us to meet our earnings per share expectations for the quarter, even though sales were lower than we expected. Sales were affected by a combination of unseasonably warm weather throughout much of the country and a merchandise trend that extended the demand for athletic footwear later into the season, slowing the transition into seasonal casual shoes."

         "Journeys' same store sales declined approximately 1% for the quarter, versus a 1% gain for the same period a year ago, and comps at Underground Station fell about 7%, compared to an increase of more than 21% last year. Both businesses were affected by the late onset of fall weather and by the athletic fashion trend. In response, we have taken a number of steps to improve our position for the holiday and spring selling seasons. On the product front, we have increased our commitment in fashion athletic footwear and reduced our exposure in the more fashion-oriented casual shoe categories. We believe that colder weather will improve sales in our traditional casual shoe business and we are well positioned in those brands. In addition, we plan to be more aggressive with promotions to drive traffic and generate sales. The Jarman stores' comparable sales declined 11% in the quarter.

         "Dockers Footwear's sales declined 24% during the quarter; however, we believe this business is stabilizing and we look forward to a rebound in sales late in the first half of next year.

         "Johnston & Murphy continues to make progress in its strategy of focusing on profitable sales and premium positioning. Accordingly, sales declined slightly, while both gross margin and operating income exceeded our expectations. In our Johnston & Murphy retail stores, same store sales rose 1% for the quarter. Average prices in the Johnston & Murphy shops increased 6%, again reflecting our focus on premium positioning and on dress casual styles."

         Due to current market conditions the Company is taking a more conservative outlook for the fourth quarter of fiscal 2004. The Company now expects fourth quarter sales to range between $251 million and $254 million and earnings per share to range from $0.63 to $0.67. The Company also expects fiscal 2004 sales to range between $836 million and $839 million and earnings per share to range from $1.16 to $1.20, including the loss of $0.08 per diluted share on the early retirement of convertible debt refinanced in the second quarter. For fiscal 2005, the Company expects sales to range between $911 million and $916 million and earnings per share to range from $1.36 to $1.41.

         Pennington concluded, "In this dynamic environment we believe our commitment to understanding our customer is more important than ever. Fortunately, we have the flexibility to move quickly in response to market changes. We remain confident that our brands continue to resonate with consumers and our concepts continue to occupy a compelling position in the marketplace."

         This release contains forward-looking statements, including those regarding the Company's sales and earnings outlook and all other statements not addressing solely historical facts or present conditions. Actual results could turn out materially different from the expectations reflected in these statements. A number of factors could cause differences. These include weakness in consumer demand for products sold by the Company, fashion trends that affect the sales or product margins of the Company's retail product offerings, changes in buying patterns by significant wholesale customers, disruptions in product supply or distribution, further unfavorable trends in foreign exchange rates and other factors affecting the cost of products, changes in business strategies by the Company's competitors, the Company's ability to open, staff and support additional retail stores on schedule and at acceptable expense levels and to renew leases in existing stores on schedule and at acceptable expense levels, variations from expected pension-related charges caused by conditions in the financial markets, and the outcome of litigation and environmental matters involving the Company. Forward-looking statements reflect the expectations of the Company at the time they are made. The Company disclaims any obligation to update such statements.

         The Company's live conference call on November 20, 2003, at 10:00 a.m. (Central time) may be accessed through the Company's internet website, www.genesco.com. The Company expects to discuss results from the third quarter, and its current expectations for the fourth quarter and fiscal year ending January 31, 2004, and the fiscal year ending January 29, 2005 during the call. To listen live, please go to the website at least 15 minutes early to register, download and install any necessary software.

         Genesco, based in Nashville, sells footwear and accessories in more than 1,040 retail stores in the U.S., principally under the names Journeys, Journeys Kidz, Johnston & Murphy, Jarman and Underground Station, and on internet websites www.journeys.com and www.johnstonmurphy.com. The Company also sells footwear at wholesale under its Johnston & Murphy brand and under the licensed Dockers brand. Additional information on Genesco and its operating divisions may be accessed at its website www.genesco.com .

                                  GENESCO INC.
                                                                        Table 1
CONSOLIDATED EARNINGS SUMMARY


                                                            Three Months Ended                  Nine Months Ended
                                                       ----------------------------      -----------------------------
                                                       NOVEMBER 1,      November 2,      NOVEMBER 1,       November 2,
In Thousands                                              2003             2002             2003               2002
                                                       -----------      -----------      -----------       -----------

Net sales                                               $ 212,483        $ 213,157        $ 584,707         $ 578,592
Cost of sales                                             113,355          112,318          313,998           304,754
Selling and administrative expenses                        82,426           82,197          243,350           232,089
Restructuring adjustment (gain)                                --               --             (139)               --
                                                        ---------        ---------        ---------         ---------
Earnings from operations before interest and other         16,702           18,642           27,498            41,749
Loss on early retirement of debt                               --               --            2,581                --
Interest expense, net*                                      1,510            2,162            5,691             5,756
                                                        ---------        ---------        ---------         ---------
PRETAX EARNINGS                                            15,192           16,480           19,226            35,993
Income tax expense                                          5,780            6,373            7,368            13,721
                                                        ---------        ---------        ---------         ---------
NET EARNINGS                                            $   9,412        $  10,107        $  11,858         $  22,272
                                                        =========        =========        =========         =========


EARNINGS PER SHARE INFORMATION

                                               Three Months Ended                 Nine Months Ended
                                           ----------------------------      ----------------------------
                                           NOVEMBER 1,      November 2,      NOVEMBER 1,      November 2,
In Thousands (except per share amounts)       2003              2002            2003              2002
                                           -----------      -----------      -----------      -----------

Preferred dividend requirements              $    74          $    73          $   221          $   221

Average common shares - Basic EPS             21,751           21,785           21,750           21,858

Basic net earnings per share                 $  0.43          $  0.46          $  0.54          $  1.01

Average common and common
    equivalent shares - Diluted EPS           22,081           26,985           22,055           27,207

Diluted net earnings per share               $  0.42          $  0.41          $  0.53          $  0.92


* Includes $0.2 million additional net interest expense due to early retirement of debt for the nine months of Fiscal 2004.

                                 GENESCO INC.
CONSOLIDATED EARNINGS SUMMARY


                                                   Three Months Ended                     Nine Months Ended
                                             -------------------------------         -------------------------------
                                             NOVEMBER 1,         November 2,         NOVEMBER 1,         November 2,
In Thousands                                    2003                2002                2003                2002
                                             -----------         -----------         -----------         -----------

Sales:
    Journeys                                  $ 121,602           $ 113,777           $ 317,791           $ 296,932
    Underground Station/Jarman Group             34,996              36,415             100,291              99,797
    Johnston & Murphy                            38,760              40,363             118,368             122,269
    Dockers                                      17,023              22,526              48,033              59,518
    Corporate and Other                             102                  76                 224                  76
                                              ---------           ---------           ---------           ---------
    NET SALES                                 $ 212,483           $ 213,157           $ 584,707           $ 578,592
                                              =========           =========           =========           =========
Pretax Earnings (Loss):
    Journeys                                  $  16,484           $  15,464           $  28,758           $  31,164
    Underground Station/Jarman Group              1,390               2,637               3,181               6,440
    Johnston & Murphy                               455                 992               2,429               6,464
    Dockers                                       1,315               3,305               3,605               7,417
    Corporate and Other*                         (2,942)             (3,756)            (10,475)             (9,736)
                                              ---------           ---------           ---------           ---------
   Operating income                              16,702              18,642              27,498              41,749
   Loss on early retirement of debt                  --                  --               2,581                  --
   Interest, net                                  1,510               2,162               5,691               5,756
                                              ---------           ---------           ---------           ---------
TOTAL PRETAX EARNINGS                            15,192              16,480              19,226              35,993
Income tax expense                                5,780               6,373               7,368              13,721
                                              ---------           ---------           ---------           ---------
NET EARNINGS                                  $   9,412           $  10,107           $  11,858           $  22,272
                                              =========           =========           =========           =========


* Includes $0.2 million of severance charges in the third quarter of Fiscal 2003 and a $0.1 million restructuring adjustment and $0.6 million of professional fees and severance charges in the nine months of Fiscal 2004 and 2003, respectively.

                                  GENESCO INC.

CONSOLIDATED BALANCE SHEET


                                                          NOVEMBER 1,         November 2,
In Thousands                                                 2003                2002
                                                          -----------         -----------

ASSETS
Cash and short-term investments                            $ 44,306            $ 10,260
Accounts receivable                                          18,731              24,597
Inventories                                                 205,918             199,773
Other current assets                                         25,364              29,140
                                                           --------            --------
Total current assets                                        294,319             263,770
                                                           --------            --------
Plant, equipment and capital leases                         126,842             129,271
Other non-current assets                                     24,465              13,124
Non-currrent assets of discontinued operations*                  --               1,140
                                                           --------            --------
TOTAL ASSETS                                               $445,626            $407,305
                                                           ========            ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable                                           $ 78,318            $ 50,839
Other current liabilities                                    40,647              45,381
                                                           --------            --------
Total current liabilities                                   118,965              96,220
                                                           --------            --------
Long-term debt                                               86,275             103,271
Other long-term liabilities                                  45,802              25,578
Shareholders' equity                                        194,584             182,236
                                                           --------            --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                 $445,626            $407,305
                                                           ========            ========

*        Non-current assets of discontinued operations include Volunteer
         Leather.

                                  GENESCO INC.
                                                                        Table 2
RETAIL UNITS OPERATED - NINE MONTHS ENDED NOVEMBER 1, 2003


                                            BALANCE                                                             BALANCE
                                            02/01/03           OPEN          CONVERSIONS         CLOSE          11/01/03
                                            --------           ----          -----------         -----          --------

Journeys                                      614               47                0                 3              658
    Journeys                                  579               42                0                 3              618
    Journeys Kidz                              35                5                0                 0               40
Underground Station/Jarman Group              229               14                0                 6              237
    Underground Station                       114               14                6                 2              132
    Jarman Retail                             115                0               (6)                4              105
Johnston & Murphy                             148                5                0                 1              152
    Shops                                     115                3                0                 0              118
    Factory Outlets                            33                2                0                 1               34
                                              ---               --               --                --            -----
Total Retail Units                            991               66                0                10            1,047
                                              ===               ==               ==                ==            =====


RETAIL UNITS OPERATED - THREE MONTHS ENDED NOVEMBER 1, 2003


                                           BALANCE                                                              BALANCE
                                           08/02/03            OPEN          CONVERSIONS          CLOSE         11/01/03
                                           --------            ----          -----------          -----         --------

Journeys                                      641               19                0                 2              658
    Journeys                                  603               17                0                 2              618
    Journeys Kidz                              38                2                0                 0               40
Underground Station/Jarman Group              235                4                0                 2              237
    Underground Station                       125                4                3                 0              132
    Jarman Retail                             110                0               (3)                2              105
Johnston & Murphy                             152                1                0                 1              152
    Shops                                     117                1                0                 0              118
    Factory Outlets                            35                0                0                 1               34
                                            -----               --               --                 -            -----
Total Retail Units                          1,028               24                0                 5            1,047
                                            =====               ==               ==                 =            =====


CONSTANT STORE SALES


                                             Three Months Ended             Nine Months Ended
                                          -------------------------     --------------------------
                                          NOVEMBER 1,   November 2,     NOVEMBER 1,    November 2,
                                             2003          2002            2003           2002
                                          -----------   -----------     -----------    -----------

Journeys                                     -1%             1%             -1%            -1%
Underground Station/Jarman Group             -9%            15%             -5%            17%
    Underground Station                      -7%            21%              2%            19%
    Jarman Retail                           -11%            10%            -12%            16%
Johnston & Murphy                             1%             4%             -2%             1%
    Shops                                    -1%             6%             -3%             1%
    Factory Outlets                           7%            -2%              2%             1%
                                             --             --              --             --
Total Constant Store Sales                   -2%             4%             -2%             3%
                                             ==             ==              ==             ==